SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

           Date of report (Date of earliest reported): August 31, 2004

                       Advantage Capital Development Corp.
                       -----------------------------------
             (Exact Name of Registrant as Specified in Its Charter)

                                     Nevada
                                     ------
                 (State or Other Jurisdiction of Incorporation)

             000-50413                                    87-0217252
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     (Commission File Number)                (IRS Employer Identification No.)

                 2999 N.E. 191st Street, PH2 Aventura, FL 33180
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               (Address of Principal Executive Offices)(Zip Code)

                                 (866) 820-5139
                                 --------------
              (Registrant's Telephone Number, Including Area Code)

                              CEC Industries Corp.
                              --------------------
          (Former Name or Former Address, if Changed Since Last Report)


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INFORMATION TO BE INCLUDED IN THE REPORT

ITEM 8.01. OTHER EVENTS AND REGULATION FD DISCLOSURE.

On August 31, 2004, Advantage Capital Development Corp issued a press release announcing that effective September 1, 2004, the NASD has changed stock ticker symbol of the Company to AVCP in conjunction with its recent name and business change.

The Company recently changed its name to Advantage Capital Development Corp. to better reflect its new business operations as a regulated business development company. This followed a comprehensive corporate restructuring that included the resignation of its former officers and directors as well as the establishment of a new board of directors and the appointment of new senior management.

As a business development company, Advantage Capital Development Corp. will be able to invest in both public and private entities including developing companies. Additionally, the company will be able to avail itself of certain types of debt and equity financing not normally available to other public companies. As part of its restructuring plan, the Company cleaned up its balance sheet by eliminating debt and disposing of its ownership in a subsidiary thereby reclaiming 3 million shares of its common stock as the result of a breach of an agreement by the principals of that subsidiary. The Company also said its board of directors has authorized a one for ten reverse stock split to adjust its capitalization structure to appropriate levels.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(a) Financial statements of business acquired:

         None

(b) Exhibits

NUMBER   EXHIBIT

10.1     Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   ADVANTAGE CAPITAL
                                   DEVELOPMENT CORP.

                                   By:  /s/  Jeff Sternberg
                                      ----------====-------------------
                                             Jeff Sternberg, President
September 1, 2004